Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Chuy’s Holdings, Inc. of our report dated May 16, 2012, except for Note 16, as to which the date is July 11, 2012, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and in such Prospectus.

/s/ McGladrey LLP

Dallas, Texas

January 14, 2013